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                                                                   Exhibit
                                                                  (d)(xiii)
                                   SCHEDULE A



FUND AND SHARE CLASS                                         EXPENSE LIMIT

Schwab Money Market Fund                                     73 bps

Schwab U.S. Treasury Money Fund                              61 bps

Schwab Government Money Fund                                 75 bps

Schwab Municipal Money Fund -- Sweep Shares                  63 bps

Schwab Municipal Money Fund -- Value Advantage Shares        45 bps

Schwab CA Municipal Money Fund -- Sweep Shares               62 bps

Schwab CA Municipal Money Fund -- Value Advantage Shares     45 bps

Schwab NY Municipal Money Fund -- Sweep Shares               65 bps

Schwab NY Municipal Money Fund -- Value Advantage Shares     45 bps

Schwab MA Municipal Money Fund -- Sweep Shares               65 bps

Schwab PA Municipal Money Fund -- Sweep Shares               65 bps

Schwab NJ Municipal Money Fund -- Sweep Shares               65 bps

Schwab AMT Tax-Free Money Fund -- Sweep Shares               63 bps

Schwab AMT Tax-Free Money Fund -- Value Advantage Shares     45 bps

Schwab Cash Reserves                                         68 bps

Schwab Advisor Cash Reserves -- Sweep Shares                 66 bps

Schwab Advisor Cash Reserves -- Premier Sweep Shares         59 bps

Schwab Value Advantage Money Fund -- Investor Shares         45 bps

Schwab CA AMT Tax-Free Money Fund -- Value Advantage Shares  45 bps


Dated as of October 1, 2007